                                                                   EXHIBIT 5.1







                                 ALSTON&BIRD LLP

                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777

                                 April 16, 1999


Accredo Health, Incorporated
1640 Century Center Parkway, Suite 101
Memphis, Tennessee  38134

         Re:      Form S-8 Registration Statement --
                  Accredo Health, Incorporated

Ladies and Gentlemen:

         We have acted as counsel for Accredo Health, Incorporated, a Delaware corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 1,597,500 shares of the Corporation's common stock, $0.01 par value ("Common Stock"), that may be issued pursuant to the Nova Holdings, Inc. and its Subsidiaries Stock Option and Restricted Purchase Plan, as amended and restated, the Accredo Health, Incorporated 1999 Employee Stock Purchase Plan and the Accredo Health, Incorporated 1999 Long-Term Incentive Plan (collectively, the "Plans"). Capitalized terms used in this Opinion Letter and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. The opinions set forth herein are limited to the laws of the State of Delaware as expressed in the Delaware General Corporation Law, in reliance solely on published general compilations thereof as of the date hereof.

        1211 East Morehead Street            3605 Glenwood Avenue, Suite 310          601 Pennsylvania Avenue, N.W.
           P. O. Drawer 34009                       P. O. Drawer 31107                  North Building, 11th Floor
        Charlotte, NC 28234-4009                  Raleigh, NC 27622-1107                Washington, DC 20004-2601
              704-331-6000                             919-420-2200                            202-756-3300
            Fax: 704-334-2014                       Fax: 919-420-2260                       Fax: 202-756-3333

         Based upon the foregoing, it is our opinion that the 1,597,500 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plans, when issued accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable.

         This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                             Sincerely,


                                             ALSTON & BIRD


                                         By: /s/ STEVEN L. POTTLE
                                            ----------------------------------
                                             Steven L. Pottle, Esq.